SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: March 10, 2015

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(Address of principal executive offices)

(847) 279-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 10, 2015, Ronald M. Johnson informed Akorn, Inc. (the “Company”) of his decision not to stand for reelection to the Company’s board of directors (“Board”). He advised that his decision was for personal health reasons. Mr. Johnson will continue to serve as director and member of the Audit and Compensation Committees until the Company’s 2015 Annual Meeting of Stockholders.

In conjunction with Mr. Johnson’s decision to not stand for reelection, after the end of his term as a Director, the Company will retain Mr. Johnson to provide regulatory and compliance consulting services with respect to FDA-related matters. The Company intends to fill the vacancy that will be created by Mr. Johnson’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

By:   /s/ Timothy A. Dick

Timothy A. Dick

Chief Financial Officer

Date: March 12, 2015